UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4	Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Owens Mortgage Investment Fund to Amend 2010 Annual Report and Quarterly Reports for 2011

Item 4.02(a)

In the Annual Report of Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”), management provided a report that concluded that our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) was effective as of December 31, 2010. On February 6, 2012, management subsequently determined, in consultation with Crowe Horwath LLP (“Crowe”), the Partnership’s independent registered public accounting firm, that a material weakness in the Partnership’s internal control over financial reporting existed as of December 31, 2010, due to the incorrect reporting of the number of limited partner units outstanding and the disclosure of the net income or loss allocated to limited partners per weighted average limited partnership unit during the periods covered by the Annual Report.

Management determined that no changes were required to any of the dollar amounts in the Consolidated Financial Statements presented in the 2010 Form 10-K (only the number of units outstanding and reporting of income or loss allocated to limited partners per weighted average limited partnership unit).

On February 6, 2012, management of the General Partner, after consultation with Crowe, concurred with management’s conclusion that the Partnership had a material weakness in the Partnership’s internal control over financial reporting as of December 31, 2010, and determined that management’s report regarding the effectiveness of the internal control over financial reporting contained in the Annual Report should not be relied upon. As a result of this determination, the Partnership intends to file an amendment to the Annual Report to reflect a change in management’s assessment of the disclosure controls and procedures as of December 31, 2010, and to restate Management’s Report on Internal Control Over Financial Reporting, in addition to restating the number of limited partner units outstanding and related disclosures.

The Company also intends to file amendments to the Company’s Quarterly Reports for the quarters ended March 31, June 30, and September 30, 2011, to reflect changes in management’s assessment of our disclosure controls and procedures as of each of those periods and to correct the number of limited partner units outstanding and related disclosures.

Additionally, management determined, in consultation with Crowe, that a material weakness in the Partnership’s internal control over financial reporting existed as of March 31, June 30, and September 30, 2011, due to the incorrect reporting of noncontrolling interest balances related to a consolidated entity formed during the first quarter of 2011.  The amended Quarterly Reports will reflect changes in management’s assessment of our disclosure controls and procedures as of each of those periods in relation to this material weakness and to correct the balance of noncontrolling interests and net income or loss allocated to noncontrolling interests.

The Company notes that during the first quarter of 2012, management commenced the remediation process of the material weaknesses described above by recalculating the correct number of limited partner units outstanding and the disclosure of net income or loss allocated to limited partners per weighted average limited partnership units in its first quarter of 2012 and to ensure that they are calculated correctly in the future. Additionally, management recalculated the correct balance of noncontrolling interests and net income or loss allocated to noncontrolling interests in its first quarter of 2012 to ensure they are calculated correctly in the future.  Management continues to perform internal testing to ensure that the controls instituted to remediate the material weakness are designed and operating effectively.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS MORTGAGE INVESTMENT FUND,
By: Owens Financial Group, Inc., General Partner

a California Limited Partnership

Dated: February 9, 2012	By: /s/ William C. Owens
William C. Owens, President